EXHIBIT 24.1
                             TAMPA ELECTRIC COMPANY
                                POWER OF ATTORNEY

          WHEREAS, the Board of Directors of Tampa Electric Company, a Florida corporation, at a meeting held on January 18, 1994, authorized the officers and directors of the Company to execute an Annual Report on Form 10-K and authorized the officers of the Company to file said Annual Report with the Securities and Exchange Commission under the Securities Act of 1934, as amended.

          NOW, THEREFORE, each of the undersigned in his capacity as a director or officer or both, as the case may be, of said Company, does hereby appoint R. H. Kessel, L. L. Lefler and D. R. Pokross, Jr., and each of them, severally, his true and lawful attorneys or attorney to execute in his name, place and stead, in his capacity as director or officer or both, as the case may be, of said Company, said Annual Report and any and all amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys has the power to act hereunder with or without the other of said attorneys and shall have full power of substitution and resubstitution. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, and each of the undersigned hereby ratifies and approves the acts of said attorneys and each of them.

          IN  TESTIMONY   WHEREOF,  the  undersigned  have   executed  this
     instrument on the dates set forth below.


       /s/    T. L. Guzzle                        January 18, 1994
   T. L. Guzzle, Chairman of the Board
(Principal Executive Officer) and Director

       /s/    L. L. Lefler                        January 18, 1994
 L. L. Lefler, Vice President-Controller
     (Principal Accounting Officer)


       /s/    C. D. Ausley                        January 18, 1994
         C. D. Ausley, Director


       /s/    S. L. Baldwin                       January 18, 1994
         S. L. Baldwin, Director


       /s/    H. L. Culbreath                     January 18, 1994
        H. L. Culbreath, Director
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       /s/    J. L. Ferman, Jr.                   January 18, 1994
       J. L. Ferman, Jr., Director


       /s/    E. L. Flom                          January 18, 1994
          E. L. Flom, Director


       /s/    H. R. Guild, Jr.                    January 18, 1994
       H. R. Guild, Jr., Director


       /s/    C. H. Ross, Jr.                     January 18, 1994
        C. H. Ross, Jr., Director


       /s/    R. L. Ryan                          January 18, 1994
          R. L. Ryan, Director


       /s/    J. T. Touchton                      January 18, 1994
        J. T. Touchton, Director


       /s/    J. A. Urquhart                      January 18, 1994
        J. A. Urquhart, Director


       /s/    J. O. Welch, Jr.                    January 18, 1994
       J. O. Welch, Jr.,  Director
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